Exhibit 10.15

Execution Version

FIRST AMENDMENT OF LEASE

This FIRST AMENDMENT OF LEASE (this “Amendment”), dated as of September 8, 2022 (the “Effective Date”), is entered into by and between (a) Ursa Oak Creek LLC, a Wisconsin limited liability company (“Landlord”), whose address for purposes of this Amendment is 245 Legend Heights, Wales, WI 53183 and (b) Ursa Major Corporation, a Wisconsin corporation (“Tenant”), whose address for purposes of this Amendment is 6925 South 6th Street, Suite 100, Oak Creek, WI 53154. Capitalized terms used, but not defined herein, are given the meanings set forth in the Lease.

W I T N E S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Lease, dated as of February 1, 2019 (as amended and restated, the “Lease”), for certain real estate located at 6925 South 6th Street, Suites 100 & 400, Oak Creek, WI 53154 (the “Premises”), for a Term ending on January 31, 2029, subject to the provisions of Article 1 of the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and conditions hereinafter set forth, the parties agree that, effective as of the Effective Date, the Lease is amended as follows:

1.
Amendment to Article 3, Section G. Article 3, Section G of the Lease is hereby stricken and restated in its entirety to read as follows:

“(G) Tenant shall pay to Landlord the sum of $3,125.00 (“Offset Payment”) on the first day of each and every calendar month for the time period commencing on October 1, 2022 and ending on the earliest of either (i) September 7, 2027; (ii) the date that the amount owed under that certain Unsecured Promissory Note that is dated as of the date of the First Amendment of Lease and is between EVO Transportation & Energy Services, Inc. and John and Ursula Lampsa is satisfied in full (by payment, forgiveness or otherwise); or (iii) the date this Lease is terminated for any reason other than the Tenant’s breach of any of its obligations under the Lease.”

2.
Deletion of Article 29. Article 29 of the Lease is hereby deleted in its entirety.
3.
Miscellaneous.
(a)
This Amendment is offered for signature by Tenant and it is understood that this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant shall have executed and delivered a fully executed copy of this Amendment to one another.
(b)
Except as expressly modified by this Amendment, all of the terms, covenants and conditions of the Lease are ratified, confirmed and reaffirmed in all respects and shall remain in full force and effect. Landlord confirms that as of the date of this Amendment, Tenant is not currently in default in the payment of Rent or Additional Rent or in the performance of any other obligations on the part of Tenant to be performed under the Lease.

(c)
Each reference to the Lease hereafter made in any document, agreement, instrument, notice or communication shall mean and be a reference to the Lease as amended and modified by this Amendment.
(d)
This Amendment may be executed in any number of counterparts, each of which will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of this Amendment by facsimile, DocuSign, or portable document format (PDF) will be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment shall be effective as of the day and year first above written.

LANDLORD:

URSA OAK CREEK LLC

By:	/s/ John Lampsa
Name: John Lampsa
Title: Manager

TENANT:

URSA MAJOR CORPORATION

By:	/s/ Alexandre Zyngier
Name: Alexandre Zyngier
Title: Chairman of EVO Transportation & Energy Services, Inc. and Authorized Signatory